UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

CME Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2009, CME Group Inc. (the “Company”) completed a public offering of $750,000,000 aggregate principal amount of its 5.75% Notes due 2014 (the “Notes”). The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-132554) and the Prospectus included therein, filed with the Securities and Exchange Commission on March 17, 2006 and supplemented by the Prospectus Supplement dated February 4, 2009. The Company intends to use the net proceeds from the offering to repay any outstanding commercial paper borrowings that are backstopped by the Company’s 364-day revolving bridge facility. The Company will use the remaining net proceeds from the offering for general corporate purposes.

The Company entered into an Underwriting Agreement, dated February 4, 2009 (the “Underwriting Agreement”), between the Company and Banc of America Securities LLC, UBS Securities LLC, Barclays Capital Inc. and Lloyds TSB Bank plc, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under an Indenture, dated August 12, 2008 (as supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated February 9, 2009, between the Company and the Trustee (the “Supplemental Indenture”).

The Company sold the Notes to the Underwriters at an issue price of 99.384% of the principal amount thereof. The Underwriters offered Notes to the public at a price of 99.839% of the principal amounts thereof. Interest is payable on the Notes on February 15 and August 15 of each year, commencing on August 15, 2009.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture governing the Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The foregoing description of the Underwriting Agreement, the Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed or incorporated by reference as Exhibits 1.1, 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

The Underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses.

Item 1.02	Termination of a Material Definitive Agreement

On February 5, 2009, the Company provided advance notice to Bank of America, N.A., as Administrative Agent, of its intention to permanently terminate its 364-day revolving bridge facility pursuant to the 364-Day Revolving Credit Agreement, dated as of August 22, 2008, by and among the Company, as Borrower, the Lenders party thereto and Bank of America, N.A., effective as of February 10, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 4, 2009, between CME Group Inc. and Banc of America Securities LLC, UBS Securities LLC, Barclays Capital Inc. and Lloyds TSB Bank plc, as representatives of the underwriters named therein

4.1	Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on August 12, 2008).

4.2	Fourth Supplemental Indenture (including the form of 5.75% note due 2014), dated February 9, 2009, between CME Group Inc. and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

By:	/s/ Kathleen Cronin
Kathleen M. Cronin Managing Director, General Counsel and Corporate Secretary

Date: February 9, 2009

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 4, 2009, between CME Group Inc. and Banc of America Securities LLC, UBS Securities LLC, Barclays Capital Inc. and Lloyds TSB Bank plc, as representatives of the underwriters named therein

4.1	Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on August 12, 2008).

4.2	Fourth Supplemental Indenture (including the form of 5.75% note due 2014), dated February 9, 2009, between CME Group Inc. and U.S. Bank National Association.